As filed with the Securities and Exchange Commission on February 14, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

New Horizon Aircraft Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	98-1786743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3187 Highway 35

Lindsay, Ontario K9V 4R1
(613) 866-1935

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brandon Robinson

Chief Executive Officer

7219 Eventrail Drive

Powell, OH, 43065

Telephone: (613) 866-1935

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. Peter Strand Nelson Mullins Riley & Scarborough LLP 101 Constitution Avenue NW, Suite 900 Washington, DC 20001 Telephone: (202) 689-2800

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus, which covers the offering, issuance and sale by us of up to $75,000,000 in the aggregate of our Class A ordinary shares, without par value (the “Common Shares”), preferred shares, debt securities, warrants and/or units consisting of some or all of these securities; and

●

a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $11,000,000 of shares of our Common Shares pursuant to a Capital on Demand™ Sales Agreement (the “Sales Agreement”) dated February 14, 2025, with JonesTrading Institutional Services LLC (“Jones”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

The prospectus relating to the Sales Agreement (the “sales agreement prospectus”) immediately follows the base prospectus. Upon termination of the Sales Agreement with Jones, any portion of the $11,000,000 of securities included in the sales agreement prospectus that remains unsold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $11,000,000 of securities not sold may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2025

PROSPECTUS

New Horizon Aircraft Ltd.

$75,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

From time to time, we may offer and sell our securities listed above in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $75,000,000.

Each time we offer our securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. Accompanying prospectus supplements may add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplements, the information incorporated by reference into this prospectus and the accompany prospectus supplements and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in our securities.

Our securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. For additional information, you should refer to the section captioned “Plan of Distribution” on page 30 of this prospectus. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the accompanying prospectus supplement. The price to the public of our securities and the net proceeds that we expect to receive from such sale will also be set forth in the accompanying prospectus supplement.

You should read this prospectus and any prospectus supplement or amendment carefully before investing in our securities. Our Class A ordinary shares, without par value (the “Common Shares”), trade on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “HOVR” and our public warrants (the “Public Warrants”) trade on the Nasdaq Capital Market under the ticker symbol “HOVRW”. On February 13, 2025, the closing price of our Common Shares was $0.58 and the closing price for our Public Warrants was $0.04. Each of our Public Warrants is exercisable for one Common Shares at an exercise price of $11.50 per share.

As of February 13, 2025, the aggregate market value of our outstanding Common Shares held by non-affiliates was approximately $33.1 million, which we calculated based on 31,230,914 outstanding Common Shares, of which 23,322,037 Common Shares were held by non-affiliates, and a price per share of $1.42 as of December 27, 2024, which is a date within 60 days prior to the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to the registration statement of which this prospectus forms a part, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our outstanding Common Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding Common Shares held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

All amounts are in United States dollars (“USD”) unless specifically noted otherwise.

We are an emerging growth company and a smaller reporting company under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page 2 of this prospectus.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors set forth under the caption “Risk Factors” on page 4 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference into this prospectus and the accompanying prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the securities being offered and the specific manner in which they will be offered. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement. Accompanying prospectus supplements may add, update or change information contained in this prospectus. To the extent that any statement we make in an accompanying prospectus supplement is inconsistent with statements made in this prospectus or in any document incorporated by reference herein, the statements made in this prospectus or in any document incorporated by reference herein will be deemed modified or superseded by those made in the accompanying prospectus supplement.

You should carefully read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein as described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making a decision to invest in our securities.

You should rely only on the information set forth in or incorporated by reference into this prospectus and any accompanying prospectus supplement. We have not, and Jones has not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, throughout this prospectus and any accompanying prospectus supplement, the words “New Horizon,” “we,” “us,” “our,” “the registrant” or the “Company” refer to New Horizon Aircraft Ltd., and the term “securities” refers collectively to our Common Shares, preferred shares, debt securities, warrants, units and any combination of the foregoing securities.

This prospectus contains summaries of certain provisions contained in documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making a decision to invest in our securities. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, the terms “we,” “us,” “our” or “New Horizon” refer to New Horizon Aircraft Ltd., a British Columbia company, and its consolidated subsidiaries. In addition, in this prospectus:

“2023 Equity Incentive Plan” means the New Horizon Aircraft Ltd. 2023 Equity Incentive Plan, as amended.

“Amalgamation” means the three-cornered amalgamation of Merger Sub and Horizon pursuant to the BCBCA.

“BCA” or “Business Combination Agreement” means the Business Combination Agreement, dated August 15, 2023, by and among Pono, Merger Sub and Horizon.

“BCBCA” means the Business Corporations Act (British Columbia), as now in effect and as it may be amended from time to time.

“Board” means the board of directors of New Horizon.

“Business Combination” means the Amalgamation, and the other transactions contemplated by the BCA.

“Class A ordinary shares” means the Class A ordinary shares, without par value, of New Horizon.

“Class B ordinary shares” means the Class B ordinary shares, without par value, of New Horizon.

“Closing” means the closing of the Business Combination, which was completed on January 12, 2024.

“Code” means the United States Internal Revenue Code, as amended.

“Common Shares” means the Class A ordinary shares of New Horizon.

“Continental” means Continental Stock Transfer & Trust Company, the transfer agent.

“Effective Time” means the effective time of the Amalgamation in accordance with the BCBCA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Horizon” means Robinson Aircraft Ltd.

“Horizon shareholders” refers to holders of shares of Horizon as of the time immediately before the Effective Time.

“Merger Sub” means Pono Three Merger Acquisitions Corp., a British Columbia company and a wholly-owned subsidiary of Pono prior to the Amalgamation.

“Ordinary Shares” means any of the Class A ordinary shares or Class B ordinary shares.

“Placement Shares” means the Pono Class A ordinary shares included within the Placement Units;

“Placement Units” means 563,375 units issued to the Sponsor in the Private Placement. Each Placement Unit consisted of one Placement Share and one Placement Warrant.

“Placement Warrants” means the warrants included within the Placement Units. Each Placement Warrant entitles the holder thereof to purchase one Pono Class A ordinary share for $11.50 per share.

“Pono” means Pono Capital Three, Inc., which continued from a Cayman Island exempted company to a British Columbia company pursuant to the SPAC Continuance and was renamed “New Horizon Aircraft Ltd.” in connection with the Closing.

“Pono IPO,” “IPO” or “Initial Public Offering” means Pono’s initial public offering that was consummated on February 14, 2023.

“Private Placement” means the private placement consummated simultaneously with the Pono IPO in which Pono issued to the Sponsor the Placement Units.

“Public Shares” means Class A ordinary shares included in the Public Units and Class A ordinary shares underlying the Public Warrants.

“Public Units” means units issued in the Pono IPO, including any over-allotment securities acquired by Pono’s underwriters, consisting of one Public Share and one Public Warrant.

“Public Warrants” means warrants underlying the Public Units issued in the Pono IPO. Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share for $11.50 per share.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the Common Shares and Warrants.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Sponsor” means Mehana Capital LLC.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Units” means units consisting of a Class A ordinary share and a warrant to purchase a Class A ordinary share, sold together as a unit in the Pono IPO (the “Public Units”) or in the private placement that occurred simultaneously with the consummation of the Pono IPO (the “Placement Units”).

“Warrant Agreement” means the Warrant Agreement, dated February 9, 2023, by and between Pono and Continental Stock Transfer & Trust Company.

“Warrants” means any of the Public Warrants and the Placement Warrants.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including any prospectus supplement and the matters discussed under the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and the consolidated financial statements and related notes included in or incorporated by reference in this prospectus before making an investment decision.

The Company

We are an advanced aerospace Original Equipment Manufacturer (“OEM”) that is designing and aiming to build a next generation hybrid electric Vertical Takeoff and Landing (“eVTOL”) aircraft for the Regional Air Mobility (“RAM”) market. Its unique aircraft will offer a more efficient way to move people and goods at a regional scale (i.e., from 50 to 500 miles), help to connect remote communities, and will advance our ability to deal with an increasing number of climate related natural disasters such as wildfires, floods, or droughts.

We aim to deliver a hybrid electric 7-seat aircraft, called the Cavorite X7, that can take off and land vertically like a helicopter. However, unlike a traditional helicopter, for the majority of its flight it will return to a configuration much like a traditional aircraft. This would allow the Cavorite X7 to fly faster, farther, and operate more efficiently than a traditional helicopter. Expected to travel at speeds up to 250 miles per hour at a range over 500 miles, we believe that this aircraft will be a disruptive force to RAM travel.

The Background

On January 12, 2024, Pono Capital Three, Inc. (“Pono”) completed a series of transactions that resulted in the combination (the “Business Combination”) of Pono with Robinson Aircraft Ltd. d/b/a Horizon Aircraft (“Horizon”) pursuant to the Business Combination Agreement (the “Business Combination Agreement”), dated August 15, 2023, by and among Pono, Pono Three Merger Acquisitions Corp., a British Columbia company and wholly-owned subsidiary of Pono (“Merger Sub”) and Horizon, following the approval at the extraordinary general meeting of the shareholders of Pono held on January 4, 2024. On January 10, 2024, pursuant to the Business Combination Agreement, Pono was continued and de-registered from the Cayman Islands and redomiciled as a British Columbia company on January 11, 2024 (the “SPAC Continuance”). Pursuant to the Business Combination Agreement, on January 12, 2024, Merger Sub and Horizon were amalgamated under the laws of British Columbia, and Pono changed its name to “New Horizon Aircraft Ltd.” As consideration for the Business Combination, the Company issued to Horizon shareholders an aggregate of 9,419,084 Class A ordinary shares (the “Exchange Consideration”), including 282,573 shares held in escrow for any purchase price adjustments under the BCA, and 754,013 shares issued to the PIPE investor or his designees, as set forth below.

Simultaneous with the closing of the Business Combination, New Horizon also completed a series of private financings, issuing and selling 200,000 Common Shares in a private placement to a PIPE investor (the “PIPE Investor”), issued 103,500 Common Shares to EF Hutton LLC, in partial satisfaction of the deferred underwriting commission due from Pono’s initial public offering, and assumed options issued by Horizon to purchase 585,230 Common Shares.

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “HOVR.” On February 13, 2025, the closing price of our Common Shares was $0.58. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “HOVRW.” On February 13, 2025, the closing price of our Public Warrants was $0.04.

The rights of holders of our Common Shares are governed by our articles (the “Articles”) and the Business Corporations Act (British Columbia) (the “BCBCA”). See the section entitled “Description of Securities.”

Nasdaq Listing Compliance

On July 19, 2024, Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that it was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), which requires the Company’s Class A ordinary shares to maintain a minimum bid price of $1.00 per share. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had a compliance period of 180 calendar days, or until January 15, 2025, to regain compliance with the Bid Price Rule. On January 22, 2025, the Company received written notification from Nasdaq that the Nasdaq Qualifications Listing Staff (the “Staff”) had granted the Company an additional 180 calendar days, or until July 14, 2025 (the “Second Compliance Period”), to regain compliance with the Bid Price Rule. If at any time during the Second Compliance Period, the closing bid price of the Class A ordinary shares is at least $1.00 per share for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the Bid Price Rule and the matter will be closed.

The notice from Nasdaq had no immediate effect on the listing of the Company’s Class A ordinary shares, and its Class A ordinary shares will continue to be listed on the Nasdaq Capital Market under the symbol “HOVR”. While there can be no assurance that the Company will regain compliance with the Bid Price Rule, the Company expects to cure this deficiency within the Second Compliance Period.

On August 28, 2024, the Company was notified by Nasdaq that the Company had failed to maintain a net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years required for continued listing under Nasdaq Listing Rule 5550(b)(3) (the “Net Income Standard”). The Staff notified the Company that it also did not meet the alternative continued listing standards under Nasdaq Listing Rule 5550(b)(2) (the “Market Value of Listed Securities Standard,” which requires the market value of the Company’s listed securities be at least $35 million) or Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard,” which requires the Company to maintain stockholders’ equity of at least $2.5 million) (the Net Income Standard, the Market Value of Listed Securities Standard, and the Equity Standard, collectively the “Continued Listing Standards”). The Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s determination, which took place on December 12, 2024.

On January 24, 2025, the Company received a letter from the Nasdaq Office of General Counsel confirming the decision of the Panel that the Company had regained compliance with the Continued Listing standards by demonstrating compliance with the Equity Standard and that the matter is closed. Pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a panel monitor for a period of one year from the date of the letter.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;

●	exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may benefit from these exemptions until December 31, 2025 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) May 31, 2029; (2) the first fiscal year after our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may choose to benefit from some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide shareholders may be different than you might get from other public companies in which you hold stock.

We are also a “smaller reporting company,” as defined in Rule 12b-2 promulgated under the Exchange Act. We may continue to be a smaller reporting company if either (1) the market value of our shares held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

New Horizon’s principal executive offices are located at 3187 Highway 35, Lindsay, Ontario, K9V 4R1, and New Horizon’s telephone number is (613) 866-1935.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and review the risk factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, the risk factors discussed under the caption “Risk Factors” in any accompanying prospectus supplement, and any risk factors discussed in our other filings with the SEC which are incorporated by reference into this prospectus and any accompanying prospectus supplement before investing in our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also materially and adversely affect us. If any of the risks or uncertainties described in our most recent Annual Report on Form 10-K, any accompanying prospectus supplement or our other filings with the SEC or if any additional risks and uncertainties actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking statements appear in a number of places in this prospectus and the documents incorporated by reference herein, including, without limitation, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Our Business.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated.

All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for aircraft development and general corporate and working capital purposes. Additional details regarding the use of the net proceeds from any particular sale of our securities will be set forth in an accompanying prospectus supplement. Pending their use, we intend to invest the net proceeds from the sale of our securities in high-quality, short-term, interest-bearing securities.

DESCRIPTION OF SECURITIES

The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Articles. We urge you to read the full text of the Articles for a complete description of the rights and preferences of our securities.

We exist under the laws of the Province of British Columbia, Canada, and our affairs are governed by our Articles, as amended and restated from time to time, and the Business Corporations Act (British Columbia), which we refer to as the “BCBCA.” Pursuant to the Articles, our authorized share structure consists of an unlimited number of Class A ordinary shares without par value, an unlimited number of Class B ordinary shares without par value, and an unlimited number of preferred shares without par value (the “Preferred Shares”).

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our Articles.

Class A Ordinary Shares

Holders of Class A ordinary shares are entitled, except as otherwise provided by law, to receive notice of, attend, and vote at all meetings of the shareholders of the Company, with each Class A ordinary share carrying one vote. With respect to dividends, each holder of a Class A ordinary share will be entitled, subject to the special rights and restrictions attached to any other class or series of shares, to receive such dividends, if any, as may be declared by the Board at its sole discretion. Any dividends declared will be paid out of funds or other property legally available for the payment of dividends. Upon the liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary, or upon any other distribution of the Company’s assets for the purpose of winding-up its affairs, the holders of Class A ordinary shares will be entitled, after payment of all liabilities and subject to the special rights and restrictions attaching to any other class or series of shares, to receive the remaining property and assets of the Company.

The rights attaching to all Ordinary Shares rank pari passu in all respects, and the Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters (noting that there are no Class B ordinary shares outstanding as of the date hereof). Unless specified in the Articles or as required by applicable provisions of the BCBCA, an ordinary resolution is required to approve any matter voted on by holders of Ordinary Shares. Approval of certain actions will require a special resolution; such actions include altering the authorized share structure, creating special rights or restrictions for the shares or any class or series of shares, and varying or deleting any special rights or restrictions attached to the shares of any class or series of shares. A simple majority of votes cast in favour of an ordinary resolution is required to pass such ordinary resolution; however, if the resolution is a special resolution, a two-thirds majority of votes cast in favor of the special resolution is required to pass it.

Our Board is divided into three staggered classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the Ordinary Shares voted for the appointment of directors can appoint all of the directors. There are no pre-emptive, subscription, conversion or redemption rights attached to the Class A ordinary shares, nor do they contain any sinking or purchase fund provisions.

Preferred Shares

The Preferred Shares will have certain special rights and restrictions attached thereto. The Preferred Shares may include one or more series of shares. Subject to the BCBCA, the Board will, from time to time, be authorized by resolution, provided that no Preferred Shares of a particular series are issued, to alter the Articles and authorize the alteration of the Notice of Articles of the Company, as necessary, in order to: (a) determine the maximum number of shares of any particular series of Preferred Shares that the Company is authorized to issue, determine that there will be no maximum number, or alter any previous determination in relation to the maximum number; (b) create an identifying name by which shares of any series of Preferred Shares may be identified or alter any identifying name created for those shares; and (c) attach special rights or restrictions to any series of Preferred Shares, including, but not limited to, the rate or amount of dividends (whether cumulative, non-cumulative, or partially cumulative), dates and places of payment, the consideration and terms of any purchase for cancellation or redemption (including redemption after a fixed term or at a premium), conversion or exchange rights, terms of any share purchase plan or sinking fund, restrictions on dividend payment or capital repayment for other shares of the Company, and voting rights and restrictions. No special right or restriction attached to any series of Preferred Shares will conflict with the provisions outlined below.

In the event of liquidation, winding-up, or dissolution of the Company, whether voluntary or involuntary, or any other distribution of the Company’s assets for the purpose of winding-up its affairs, holders of Preferred Shares will be entitled to receive, before any distribution is made to holders of Class A ordinary shares or any other shares ranking junior to the Preferred Shares with respect to asset distribution, the redemption amount for each Preferred Share held, along with any fixed premium, accrued and unpaid cumulative dividends calculated on a day-to-day basis up to the distribution date (whether or not declared), and any declared and unpaid non-cumulative dividends. After such payments to holders of Preferred Shares, they will not be entitled to any further distribution of the Company’s assets except as specifically provided in the special rights and restrictions attached to any series of Preferred Shares.

Except for rights relating to the election of directors in cases of dividend payment default, as may be attached to any series of Preferred Shares by the directors, holders of Preferred Shares will not be entitled to receive notice of, attend, or vote at any general meeting of the Company’s shareholders.

Series A Preferred Shares

Subject to the BCBCA, the holders of Series A Preferred Shares are entitled to receive, as and when declared by the directors of the Company, but always in preference and priority to any payment of dividends on the Common Shares and on any other shares of the Company ranking junior to the Series A Preferred Shares with respect to dividends, dividends payable on such date or dates as may from time to time be determined by the directors.

Upon the occurrence of a liquidation, winding-up or dissolution of the Company whether voluntary or involuntary, or any other distribution of the Company’s assets among its shareholders for the purpose of winding up its affairs, the holders are entitled pari passu, in preference to the rights of holders of the Common Shares or any shares of a class ranking junior to the Series A Preferred Shares, to be paid out of the assets of the Company available for distribution to holders of the Company’s capital, an amount equal to $1,000 for each Series A Preferred Share.

The Series A Preferred Shares are convertible, at the option of the holder and without payment of additional consideration, into Common Shares on a one for 2222.222222 basis. Pursuant to the amendment to the Subscription Agreement, dated January 10, 2024, the Company will not issue upon conversion of the Series A Preferred Shares, any Common Shares if the issuance of such Common Shares would exceed the aggregate number of Common Shares the Company may issue upon conversion of the Series A Preferred Shares without breaching the Company’s obligation under Nasdaq Listing Rule 5635 and any other applicable rules of the Nasdaq Stock Market, prior to obtaining shareholder approval.

Public Warrants

Each Public Warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole Public Warrant may be exercised at a given time by a warrant holder.

The Public Warrant will expire at 5:00 p.m., New York City time, on January 12, 2029, or earlier upon redemption or liquidation.

New Horizon will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the Public Warrant is then effective and a current prospectus relating thereto is current, subject to New Horizon satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable, and New Horizon will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the Class A ordinary shares and Public Warrants underlying such unit.

On May 10, 2024 and October 2, 2024, a registration statement on Form S-1 was declared effective, which covers, and the registration statement to which this prospectus forms a part, once effective, will cover, the Common Share issuable upon exercise of the Public Warrants. We intend to maintain a current prospectus relating to those Common Shares until the Public Warrants expire or are redeemed, as specified in the Warrant Agreement. During any period when we shall have failed to maintain an effective registration statement, warrant holders may exercise the Public Warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis. Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of Class A ordinary shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value.

The “fair market value” for this purpose shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call the Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Class A ordinary shares is increased by a share dividend payable in Class A ordinary shares, or by a split-up of Class A ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each whole Public Warrant will be increased in proportion to such increase in the outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one (1) minus the quotient of (x) the price per Class A ordinary shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other shares of our capital shares into which the warrants are convertible), other than as described above, or certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary shares in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their warrants immediately prior to such event.

However, if less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the Public Warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Pono. You should review a copy of the Warrant Agreement, which has been filed by the Company with the SEC, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the Public Warrants and the warrant agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to New Horizon, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the Public Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Placement Warrants

The Placement Warrants are identical to the Public Warrants except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they may be exercised by the holders on a cashless basis and (iii) the holders thereof (including with respect to Class A ordinary shares issuable upon exercise of such Placement Warrants) are entitled to registration rights.

Common Warrants

In connection with the public offering that closed on August 21, 2024, the Company issued common warrants (the “Common Warrants”), with each Common Warrant representing the right to purchase one Common Share at an exercise price of $0.75 per share. The Common Warrants were immediately exercisable on the date of issuance and expire on August 21, 2029. The exercise price is subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our Common Shares. No fractional Common Share will be issued in connection with the exercise of a Common Warrant.

If a registration statement registering the issuance of the Common Shares underlying the Common Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the Common Warrants.

A holder will not have the right to exercise any portion of the Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

In the event of a fundamental transaction, as described in the Common Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Common Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Common Warrant, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the remaining unexercised portion of the warrants on the date of consummation of such fundamental transaction.

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our Common Shares, the holder of a Common Warrant does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the warrant.

Transfer Agent

The transfer agent for our Class A ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Listing of Securities

Our Class A ordinary shares and Public Warrants are listed on the Nasdaq Capital Market under the symbols “HOVR” and “HOVRW.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and may be issued in one or more series. Unless otherwise expressly stated in an accompanying prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

Any debt securities that we issue will be issued under an indenture that will be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939 (the “TIA”), which we select to act as trustee. A copy of the form of indenture (the “Indenture”) has been filed as an exhibit to the registration statement of which this prospectus forms a part. The Indenture may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part. Any debt securities that we issue will include those stated in the Indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA.

The following description and any description in an accompanying prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any accompanying prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the accompanying prospectus supplement. Copies of the Indenture may be obtained from us or the Trustee.

General

We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in an accompanying prospectus supplement relating to that series, which we will file with the SEC. Please read the accompanying prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

●	the title of the debt securities of the series;

●	the price or prices (expressed as a percentage of the principal amount thereof) at which debt securities of the series will be issued;

●	any limit on the aggregate principal amount of that series of debt securities;

●	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;

●	the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other of our securities or securities of another person;

●	if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	the date or dates on which we will pay the principal of the debt securities of the series;

●	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if applicable, used to determine those rates, the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates, the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

●	the manner in which the amounts of payment of principal of or interest, if any, of the debt securities of the series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a currency exchange rate, commodity, commodity index, stock exchange index or financial index;

●	if other than the corporate trust office of the Trustee, the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange and where notices and demands to or upon us in respect of the debt securities of the series may be served, and the method of such payment, if by wire transfer, mail or other means;

●	if applicable, the period or periods within which, and the terms and conditions upon which, we may, at our option, redeem debt securities of the series;

●	the terms and conditions, if applicable, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

●	the provisions, terms and conditions, if any, with respect to any sinking fund or analogous provision;

●	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $1,000 and any integral multiples of $1,000 in excess thereof;

●	whether the debt securities of the series are to be issuable, in whole or in part, in bearer form (“bearer debt securities”);

●	whether any fully regulated debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

●	the trustee for the debt securities;

●	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of maturity, if other than the full principal amount;

●	any addition to, or modification or deletion of, any covenant described in this prospectus or in the Indenture;

●	any events of default, if not otherwise described below under “—Events of Default” and any change to the right of the holders to declare the principal of any debt securities due and payable;

●	if other than U.S. dollars, the currency, currencies or currency units of denomination of the debt securities of the series, which may be any foreign currency, and if such currency denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for the debt securities of the series will be payable, in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and, if necessary, the manner in which the exchange rate with respect to such payments will be determined;

●	any listing of the debt securities on any securities exchange;

●	any additions or deletions to the defeasance or the satisfaction and discharge provisions set forth herein;

●	if and under what circumstances we will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

●	the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;

●	additions or deletions to or changes in the provisions relating to modification of the Indenture set forth herein; and

●	any other terms of the debt securities of the series (whether or not such other terms are consistent or inconsistent with any other terms of the Indenture).

As used in this prospectus and any accompanying prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the accompanying prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the accompanying prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the accompanying prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the accompanying prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in an accompanying prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Merger, Consolidation and Transfer of Assets,” there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, debt securities will be issued in denominations of $1,000 or any integral multiples of $1,000 in excess thereof.

Unless otherwise indicated in the accompanying prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the accompanying prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

●	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any mailing of a notice of a redemption for the debt securities of that series selected for redemption and ending at the close of business on the day of such mailing; or

●	register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the accompanying prospectus supplement.

DTC has advised that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case in which a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the Indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of such event, as the case may be, or

●	an event of default under the Indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, the Trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The accompanying prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, which may be mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the accompanying prospectus supplement, references in this prospectus and any accompanying prospectus supplement to the conversion or exchange of debt securities of any series for our Common Shares or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Merger, Consolidation and Transfer of Assets

Unless otherwise specified in the accompanying prospectus supplement, the Indenture provides that we will not, directly or indirectly, in any transaction or series of related transactions, consolidate or merge with another person (whether or not we are the surviving corporation), or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of the property and assets of us and our subsidiaries taken as a whole, to another person unless:

●	we shall be the continuing entity or the resulting, surviving or transferee person shall (i) be a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and (ii) shall expressly assume by supplemental indenture reasonably satisfactory in form to the Trustee all of our obligations under the debt securities and the Indenture (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the Indenture);

●	immediately after giving effect to a transaction described above, no event of default under the Indenture, and no event which, after notice or lapse of time or both would become an event of default under the Indenture, shall exist; and

●	the Trustee shall have received the officers’ certificate and opinion of counsel called for by the Indenture.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the Indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the Indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the accompanying prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:

●	default in payment of any interest on, or any Additional Amounts payable in respect of, any of the debt securities of a series when due and payable, and continuance of such default for a period of 30 days;

●	default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of a series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);

●	default in the performance or breach of any covenant (other than those events defaults referenced in the first and second bullet points above) for the benefit of the holders of the debt securities of a series for 90 days after receipt of written notice of such default given by the Trustee or holders of not less than 25% in principal amount of the debt securities of such series;

●	specified events of bankruptcy, insolvency or reorganization with respect to us; or

●	any other event of default established for the debt securities of that series.

No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The Indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under “—Merger, Consolidation and Transfer of Assets” and certain other provisions of the Indenture and, if specified in the accompanying prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The Indenture also provides that holders of not less than a majority in aggregate of principal amount of the then outstanding debt securities of any series may waive an existing default or event of default with respect to the debt securities of such series, except a default in payment of principal of, or premium, if any, or interest, if any, or Additional Amounts, if any, or sinking fund payments, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series. As used in this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.

The Indenture also provides that if an event of default (other than an event of default specified in the fourth and fifth bullet points of the third preceding paragraph) occurs and is continuing with respect to any series of debt securities, either the Trustee or the holders of more than 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The Indenture also provides that if an event of default specified in the fourth and fifth bullet points of the third preceding paragraph occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the Trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences.

Subject to the provisions of the TIA requiring the Trustee, during the continuance of an event of default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture with respect to that series. The Indenture requires our annual filing with the Trustee of a certificate which states whether or not we are in default under the terms of the Indenture.

No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

●	the holder gives written notice to the Trustee of a continuing event of default with respect to the debt securities of such series;

●	the holders of more than 25% in aggregate principal amount of the outstanding debt securities of such series make a written request to the Trustee to institute proceedings in respect of such event of default;

●	the holder or holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;

●	the Trustee for 90 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and

●	no direction inconsistent with such written request is given to the Trustee during such 90-day period by the holders of a majority of the aggregate principal amount of the then outstanding debt securities of such series.

Notwithstanding any other provision of the Indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

From time to time, we and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the Indenture. However, unless otherwise specified in the accompanying prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:

●	change the amount of debt securities of any series issued under the Indenture whose holders must consent to any amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities issued under the Indenture;

●	reduce the principal or change the stated maturity of the principal of, or postpone the date fixed for, the payment of any sinking fund or analogous obligations with respect to any debt securities issued under the Indenture;

●	reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof;

●	waive any default or event of default in the payment of the principal of or interest, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding series of such debt securities and a waiver of the payment default that resulted from such acceleration);

●	change any place where or the currency in which debt securities are payable;

●	make any changes to the provisions of the Indenture relating to waivers of past defaults, rights of holders of debt securities to receive payment or limitations on amendments to the Indenture without the consent of all holders; or

●	waive any redemption payment with respect to a debt security of such series;

without in each case obtaining the consent of the holder of each outstanding debt security issued under the Indenture affected by the modification or amendment.

From time to time, we and the Trustee, without the consent of the holders of any debt securities issued under the Indenture, may modify, amend, supplement or waive compliance with any provisions of the Indenture, among other things:

●	to cure any ambiguity, defect or inconsistency;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to evidence the succession of another person to us under the Indenture and the assumption by that successor of our covenants, contained in the Indenture and in the debt securities;

●	to add any additional events of default with respect to all or any series of debt securities;

●	to secure the debt securities of any series pursuant to the requirements of any covenant on liens in respect of such series or otherwise;

●	to change or eliminate any provision of the Indenture, or to add any new provisions to the Indenture, provided that any such change, elimination or addition (A) shall (i) not apply to any debt securities outstanding on the date of such supplemental indenture or (ii) modify the rights of the holder of any debt security with respect to such provision in effect prior to the date of such supplemental indenture or (B) shall become effective only when no debt security of such series remains outstanding;

●	to make any change that would provide additional rights or benefits to holders of the debt securities of such series or that does not adversely affect the holders’ rights under the Indenture in any material respect;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the Indenture;

●	to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series or to add to or change any of the provisions of the Indenture as are necessary to provide for or facilitate the administration of the Indenture by more than one trustee;

●	to add additional guarantors or obligors under the Indenture; or

●	to conform any provision of the Indenture or any debt securities or security documents to the description thereof reflected in any prospectus (including this prospectus), accompanying prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or security documents.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the Indenture shall cease to be of further effect with respect to any series of debt securities issued under the Indenture specified by us, subject to the survival of specified provisions of the Indenture (including the obligation to pay Additional Amounts, if any, and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when

●	either:

o	all of the debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

o	all of the debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or have been called for redemption and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of such debt securities, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

●	no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which we are a party or by which we are bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

●	we have paid or caused to be paid all sums payable by us under the Indenture; and

●	we have delivered irrevocable instructions to the Trustee for such debt securities to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

Unless otherwise provided in the accompanying prospectus supplement, we may elect with respect to any series of debt securities and at any time, to have our obligations discharged with respect to the outstanding debt securities of such series (“Legal Defeasance”). Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the debt securities of such series, and the Indenture shall cease to be of further effect as to all outstanding debt securities of such series, except as to:

●	rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of and interest, if any, on the debt securities of such series when such payments are due solely out of the trust funds referred to below;

●	our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series, and the maintenance of an office or agency for payment and money for security payments held in trust;

●	the rights, powers, trusts, duties and immunities of the Trustee for such debt securities of such series under the Indenture, and the obligations of us in connection therewith; and

●	the Legal Defeasance provisions of the Indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to substantially all of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a default or event of default with respect to the debt securities of such series. In the event Covenant Defeasance occurs, certain events of default will no longer constitute an event of default with respect to the debt securities of such series. Covenant Defeasance will not be effective until such bankruptcy events no longer apply. We may exercise our Legal Defeasance option regardless of whether we have previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

●	we must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of and interest on the debt securities of such series on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the debt securities of such series;

●	in the case of Legal Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States confirming that:

o	we have received from, or there has been published by, the Internal Revenue Service a ruling; or

o	since the date of the issuance of the debt securities of such series, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

●	in the case of Covenant Defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

●	no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

●	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of our subsidiaries is a party or by which we or any of our subsidiaries is bound (other than that resulting from the borrowing of funds to be applied to such deposit or the grant of any lien securing such borrowing or any similar and simultaneous deposit relating to other indebtedness and, in each case, the granting of liens in connection therewith);

●	we shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders of debt securities of such series over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

●	we shall have delivered to the Trustee an officers’ certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (b) and/or (c) and (e) of this paragraph have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the debt securities of such series when due, then our obligations and the obligations of our subsidiaries, if applicable, under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The TIA limits the rights of a trustee, if the trustee becomes a creditor of ours to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the Indenture or resign as trustee.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee.

If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of debt securities only after those holders have offered the Trustee indemnity satisfactory to it.

DESCRIPTION OF WARRANTS

The following summarizes the general terms of share and debt warrants that we may offer. The particular terms of any share and debt warrants will be described in an accompanying prospectus supplement. The description below and in any accompanying prospectus supplement is not complete. You should read the form of warrant agreement and any warrant certificate that we will file with the SEC.

Warrants to Purchase Capital Shares

If we offer warrants, the prospectus supplement will describe the terms of the share warrants, including:

●	The offering price, if any;

●	If applicable, the designation and terms of any Preferred Shares purchasable upon exercise of preferred share warrants;

●	The number of shares of Common Shares or Preferred Shares purchasable upon exercise of one share warrant and the initial price at which the shares may be purchased upon exercise;

●	The dates on which the right to exercise the share warrants begins and expires;

●	U.S. federal income tax consequences;

●	Call provisions, if any;

●	The currencies in which the offering price and exercise price are payable; and

●	If applicable, the antidilution provisions of the share warrants.

The Common Shares or Preferred Shares we issue upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be validly issued, fully paid and nonassessable.

Exercise of Warrants to Purchase Capital Shares

You may exercise share warrants by surrendering to the warrant agent the share certificate, which indicates your election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates must be accompanied by payment of the exercise price in the form of cash or check. The warrant agent will deliver certificates evidencing duly exercised share warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of Common Shares or Preferred Shares purchased. If you exercise fewer than all the share warrants evidenced by any certificate, the warrant agent will deliver a new share warrant certificate representing the unexercised share warrants.

No Rights as Shareholders

Holders of warrants are not entitled to vote, to consent, to receive dividends or to receive notice as shareholders with respect to any meeting of shareholders or to exercise any rights whatsoever as our shareholders.

Warrants to Purchase Debt Securities

If we offer debt warrants, the accompanying prospectus supplement will describe the terms of the warrants, including:

●	The offering price, if any;

●	The designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

●	If applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

●	If applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

●	The principal amount of debt securities purchasable upon exercise of one debt warrant, and the price at which the principal amount of debt securities may be purchased upon exercise;

●	The dates on which the right to exercise the debt warrants begins and expires;

●	U.S. federal income tax consequences;

●	Whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

●	The currencies in which the offering price and exercise price are payable; and

●	If applicable, any antidilution provisions.

You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, which will be listed in an accompanying prospectus supplement.

Exercise of Warrants to Purchase Debt Securities

You may exercise debt warrants by surrendering the debt warrant certificate at the corporate trust office of the debt warrant agent, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If less than all the debt warrants evidenced by the debt warrant certificate are exercised, the agent will issue a new debt warrant certificate for the remaining amount of debt warrants.

No Rights as Holders of Debt Securities

Warrantholders do not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security, as the case may be, and the series of debt securities issuable upon exercise of the debt warrants. In addition, warrantholders are not entitled to payments of principal of and interest, if any, on the debt securities.

DESCRIPTION OF RIGHTS

We may issue or distribute rights to our shareholders for the purchase of Common Shares, Preferred Shares or debt securities. We may issue rights independently or together with other securities, and the rights may be attached to or separate from any offered or distributed securities and may or may not be transferrable by the shareholder receiving the rights. In connection with any offering of rights, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which the underwriters or other persons may agree to purchase any securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in an accompanying prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of the Company in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following summary of material provisions of the rights are subject to, and qualified in their entirety by reference to, all the provisions of the certificates representing rights applicable to a particular series of rights. The terms of any rights offered or distributed under an accompanying prospectus supplement may differ from the terms described below. We urge you to read the accompanying prospectus supplement as well as the complete certificates representing the rights that contain the terms of the rights. The particular terms of any issue of rights will be described in an accompanying prospectus supplement relating to the issue, and may include:

●	in the case of a distribution of rights to our shareholders, the date for determining the shareholders entitled to the rights distribution;

●	in the case of a distribution of rights to our shareholders, the number of rights issued or to be issued to each shareholders;

●	the aggregate number of Common Shares, Preferred Shares or debt securities purchasable upon exercise of such rights and the exercise price;

●	the aggregate number of rights being issued;

●	the extent to which the rights are transferrable;

●	the date on which the holder’s ability to exercise such rights shall commence and the date on which such right shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	a discussion of material federal income tax considerations;

●	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights; and

●	if applicable, the material terms of any standby underwriting, backstop or purchase arrangement which may be entered into by the Company in connection with the offering, issuance or distribution of rights.

Each right will entitle the holder of rights to purchase for cash the number of Common Shares or Preferred Shares or the principal amount of debt securities at the exercise price provided in the accompanying prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the accompanying prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void and of no further force and effect.

Holders may exercise rights as described in the accompanying prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in an accompanying prospectus supplement, we will, as soon as practicable, forward the Common Shares or Preferred Shares or principal amount of debt securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed shares of Common Shares or Preferred Shares or principal amount of debt securities directly to persons, which may be to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the accompanying prospectus supplement.

Until any rights to purchase Common Shares or Preferred Shares are exercised, the holders of the any rights will not have any rights of holders of the underlying Common Shares or Preferred Shares, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Shares or Preferred Shares, if any. Until any rights to purchase debt securities are exercised, the holder of any rights will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

As may be specified in an accompanying prospectus supplement, we may issue units consisting of one or more of our securities registered hereby. An accompanying prospectus supplement will describe:

●	The terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	A description of the terms of any unit agreement governing the units; and

●	A description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, through broker-dealers, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the Nasdaq or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a “best efforts” basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, then we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in an accompanying prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than our Common Shares and our Public Warrants which are listed on the Nasdaq Capital Market under the symbols “HOVR” and “HOVRW,” respectively, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The accompanying prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The specific terms of any lock-up provisions in respect of any given offering will be described in the accompanying prospectus supplement.

Any underwriters, dealers and agents, and their associates and affiliates may engage in transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business for which they receive compensation. We will describe in an accompanying prospectus supplement the identity of any such underwriters, dealers and agents and the nature of any such relationships. If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

The anticipated date of delivery of offered securities will be set forth in the accompanying prospectus supplement relating to each offer.

LEGAL MATTERS

The validity of the Common Shares and Preferred Shares offered by this prospectus will be passed upon for us by Gowlings WLG (Canada) LLP. Certain matters regarding the warrants, U.S. debt securities, rights and units and certain U.S. federal securities laws and material United States federal income tax consequences of the offering will be been passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, DC.

EXPERTS

The financial statements of New Horizon Aircraft Ltd. as of May 31, 2024 and for the year ended May 31, 2024 included or incorporated by reference in this prospectus and registration statement have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion, and included in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered in this prospectus, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.horizonaircraft.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying prospectus supplement are continually updated, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying prospectus supplement or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File Number 001-41607.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended May 31, 2024, filed with the SEC on August 15, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended August 31, 2024, and November 30, 2024, filed with the SEC on October 10, 2024 and January 14, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on August 20, 2024, September 4, 2024, September 5, 2024, October 17, 2024, November 7, 2024, December 20, 2024, January 13, 2025, and January 27, 2025, in each case only to the extent filed and not furnished; and

●	the description of our securities contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2024 filed with the SEC on August 15, 2024.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, none of the information that we may furnish to the SEC under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Investor Relations
New Horizon Aircraft Ltd.
3187 Highway 35
Lindsay, Ontario, K9V 4R1
(613) 866-1935
IR@horizonaircraft.com

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2025

PROSPECTUS

New Horizon Aircraft Ltd.

Up to $11,000,000

Common Shares

________________________________

We have entered into a Capital on Demand™ Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (the “Sales Agent” or “Jones”) relating to our Class A ordinary shares, without par value (the “Common Shares”), offered by this prospectus and accompanying base prospectus. In accordance with the terms of the Sales Agreement and this prospectus and accompanying base prospectus, we may from time to time offer and sell our Common Shares (the “Shares”) having an aggregate offering price of up to $11,000,000 through or to the Sales Agent, as sales agent or principal.

Sales of Shares, if any, may be made by means of transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The compensation payable to the Sales Agent for sales of Shares with respect to which the Sales Agent acts as sales agent shall be up to 3.0% of the gross sales price for such Shares.

In connection with the sale of the Shares on our behalf, the Sales Agent will be deemed an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts.

The Sales Agent is not required to sell any specific number or dollar amount of Shares, but, if instructed to do so and subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell all of the designated Shares in accordance with our instruction. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our Common Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “HOVR”. On February 13, 2025, the last trading day before our entry into the Sales Agreement providing for the sale of the Shares, the last reported sale price of our Common Shares on Nasdaq was $0.58 per share.

As of February 13, 2025, the aggregate market value of our outstanding Common Shares held by non-affiliates was approximately $33.1 million, which we calculated based on 31,230,914 outstanding Common Shares, of which 23,322,037 Common Shares were held by non-affiliates, and a price per share of $1.42 as of December 27, 2024, which is a date within 60 days prior to the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell, pursuant to this prospectus, securities in a public primary offering with a value exceeding one-third of the aggregate market value of our outstanding Common Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding Common Shares held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

All amounts are in United States dollars (“USD”) unless specifically noted otherwise.

We are an emerging growth company and a smaller reporting company under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page 2 of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, we may offer Common Shares having an aggregate offering price of up to $11,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our Common Shares in two separate documents that are bound together: (1) this prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus, the statement in the document having the later date modifies or supersedes the earlier statement. You should carefully read this prospectus, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus and in the accompanying base prospectus.

Neither we nor the Sales Agent have authorized anyone to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell Common Shares, and seeking offers to buy Common Shares, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus, the accompanying base prospectus or any free writing prospectus we may authorize for use in connection with this offering is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

Unless expressly indicated or the context requires otherwise, the terms “New Horizon,” the “Company,” “we,” “us” and “our” in this prospectus mean New Horizon Aircraft Ltd. and its wholly-owned subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, the accompanying base prospectus and the documents incorporated by reference herein and therein, including statements regarding general economic and market conditions, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus, the accompanying base prospectus and the documents incorporated by reference herein and therein are only predictions. These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other important factors, some of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including risks described in the section titled “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC.

Other sections in this prospectus, the accompanying base prospectus and the documents incorporated by reference herein and therein include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations. You should read this prospectus and the accompanying base prospectus, together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering, with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

The following summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus and the accompanying base prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus and the accompanying base prospectus, including the information incorporated by reference into this prospectus and the accompanying base prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in the accompanying base prospectus, our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus and the accompanying base prospectus, and in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and the accompanying base prospectus.

The Company

We are an advanced aerospace Original Equipment Manufacturer (“OEM”) that is designing and aiming to build a next generation hybrid electric Vertical Takeoff and Landing (“eVTOL”) aircraft for the Regional Air Mobility (“RAM”) market. Its unique aircraft will offer a more efficient way to move people and goods at a regional scale (i.e., from 50 to 500 miles), help to connect remote communities, and will advance our ability to deal with an increasing number of climate related natural disasters such as wildfires, floods, or droughts.

We aim to deliver a hybrid electric 7-seat aircraft, called the Cavorite X7, that can take off and land vertically like a helicopter. However, unlike a traditional helicopter, for the majority of its flight it will return to a configuration much like a traditional aircraft. This would allow the Cavorite X7 to fly faster, farther, and operate more efficiently than a traditional helicopter. Expected to travel at speeds up to 250 miles per hour at a range over 500 miles, we believe that this aircraft will be a disruptive force to RAM travel.

The Background

On January 12, 2024, Pono Capital Three, Inc. (“Pono”) completed a series of transactions that resulted in the combination (the “Business Combination”) of Pono with Robinson Aircraft Ltd. d/b/a Horizon Aircraft (“Horizon”) pursuant to the Business Combination Agreement (the “Business Combination Agreement”), dated August 15, 2023, by and among Pono, Pono Three Merger Acquisitions Corp., a British Columbia company which was then a wholly-owned subsidiary of Pono (“Merger Sub”) and Horizon, following the approval at the extraordinary general meeting of the shareholders of Pono held on January 4, 2024. On January 10, 2024, pursuant to the Business Combination Agreement, Pono was continued and de-registered from the Cayman Islands and redomiciled as a British Columbia company on January 11, 2024 (the “SPAC Continuance”). Pursuant to the Business Combination Agreement, on January 12, 2024, Merger Sub and Horizon were amalgamated under the laws of British Columbia, and Pono changed its name to “New Horizon Aircraft Ltd.” As consideration for the Business Combination, the Company issued to Horizon shareholders an aggregate of 9,419,084 Class A ordinary shares (the “Exchange Consideration”), including 282,573 shares that were held in escrow  for purchase price adjustments under the BCA and subsequently released from escrow pursuant to the terms of the BCA, and 754,013 shares issued to the PIPE investor or his designees, as set forth below.

Simultaneous with the closing of the Business Combination, New Horizon also completed a series of private financings, issuing and selling 200,000 Common Shares in a private placement to a PIPE investor (the “PIPE Investor”), issued 103,500 Common Shares to EF Hutton LLC, in partial satisfaction of the deferred underwriting commission due from Pono’s initial public offering, and assumed options issued by Horizon to purchase 585,230 Common Shares.

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “HOVR.” On February 13, 2025, the closing price of our Common Shares was $0.58. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “HOVRW.” On February 13, 2025, the closing price of our Public Warrants was $0.04.

The rights of holders of our Common Shares are governed by our articles (the “Articles”) and the Business Corporations Act (British Columbia) (the “BCBCA”). See the section entitled “Description of Securities.”

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Nasdaq Listing Compliance

On July 19, 2024, Nasdaq Stock Market LLC (“Nasdaq”) notified the Company that it was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), which requires the Company’s Common Shares to maintain a minimum bid price of $1.00 per share. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had a compliance period of 180 calendar days, or until January 15, 2025, to regain compliance with the Bid Price Rule. On January 22, 2025, the Company received a written notification from Nasdaq that the Nasdaq Qualifications Listing Staff (the “Staff”) had granted the Company an additional 180 calendar days, or until July 14, 2025 (the “Second Compliance Period”), to regain compliance with the Bid Price Rule. If at any time during the Second Compliance Period, the closing bid price of the Common Shares is at least $1.00 per share for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the Bid Price Rule and the matter will be closed.

The notice from Nasdaq had no immediate effect on the listing of the Company’s Common Shares, and its Common Shares will continue to be listed on the Nasdaq Capital Market under the symbol “HOVR”. While there can be no assurance that the Company will regain compliance with the Bid Price Rule, the Company expects to cure this deficiency within Second Compliance Period.

On August 28, 2024, the Company was notified by Nasdaq that it had failed to maintain a net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years required for continued listing under Nasdaq Listing Rule 5550(b)(3) (the “Net Income Standard”). The Staff notified the Company that it also did not meet the alternative continued listing standards under Nasdaq Listing Rule 5550(b)(2) (the “Market Value of Listed Securities Standard,” which requires the market value of the Company’s listed securities be at least $35 million) or Nasdaq Listing Rule 5550(b)(1) (the “Equity Standard,” which requires the Company to maintain stockholders’ equity of at least $2.5 million) (the Net Income Standard, the Market Value of Listed Securities Standard, and the Equity Standard, collectively the “Continued Listing Standards”). The Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s determination, which took place on December 12, 2024.

On January 24, 2025, the Company received a letter from the Nasdaq Office of General Counsel confirming the decision of the Panel that the Company had regained compliance with the Continued Listing standards by demonstrating compliance with the Equity Standard and that the matter is closed. Pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a panel monitor for a period of one year from the date of the letter.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;

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●	exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may benefit from these exemptions until May 31, 2028 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) May 31, 2028; (2) the first fiscal year after our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may choose to benefit from some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide shareholders may be different than you might get from other public companies in which you hold stock.

We are also a “smaller reporting company,” as defined in Rule 12b-2 promulgated under the Exchange Act. We may continue to be a smaller reporting company if either (1) the market value of our shares held by non-affiliates is less than $250 million or (2) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

New Horizon’s principal executive offices are located at 3187 Highway 35, Lindsay, Ontario, K9V 4R1, and New Horizon’s telephone number is (613) 866-1935.

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THE OFFERING

Common Shares offered by us	Common Shares having an aggregate offering price of up to $11,000,000.

Common Shares Outstanding(1)	31,230,914 shares.

Manner of Offering	Sales of the Shares, if any, may be made by means that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. If instructed by us to do so, and subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts to sell on our behalf all of the designated Shares as instructed. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds of this offering, if any, for aircraft development and general corporate and working capital purposes. See “Use of Proceeds.”

Risk Factors	Investing in our Common Shares involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” beginning on page 5 of this prospectus, on page 4 of the accompanying base prospectus, and in the documents incorporated by reference into this prospectus and the accompanying base prospectus and in any free writing prospectus that we authorize for use in connection with this offering for a discussion of factors you should carefully consider before investing in our Common Shares.

Exchange Listing	Our Common Shares listed on the Nasdaq Capital Market under the symbol “HOVR”.

(1)	The number of Common Shares outstanding is based on 31,230,914 Common Shares outstanding as of February 14, 2025, and:

●	Does not reflect 2,670,909 Common Shares reserved for issuance under the New Horizon Aircraft Ltd. 2023 Equity Incentive Plan, as amended (the “2023 Equity Incentive Plan”);

●	Does not reflect 2,205,227 Common Shares issuable upon the exercise of outstanding options at a weighted average exercise price of $0.59 per share;

●	Does not reflect 335,000 performance share units (the “PSUs”) issuable upon achievement of 100% Total Shareholder Return (as defined in the PSU award agreement);

●	Does not reflect 11,500,000 Common Shares issuable upon the exercise of public warrants to purchase Common Shares at an exercise price of $11.50 per share (the “Public Warrants”);

●	Does not reflect 565,375 Common Shares issuable upon the exercise of placement warrants to purchase Common Shares at an exercise price of $11.50 per share (the “Placement Warrants”);

●	Does not reflect the exercise of warrants to purchase up to 3,210,000 Common Shares at an exercise price of $0.75 per share (the “Common Warrants”); and

●	Does not reflect the issuance of 10,000,000 Common Shares issuable upon the conversion of 4,500 Series A preferred shares (the “Series A Preferred Shares”).

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, including the risk factors and other information contained in or incorporated by reference into this prospectus, before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face, and there may be additional risks and uncertainties which are not currently known to us or that we currently deem immaterial. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to our Common Shares and this Offering

If you purchase Common Shares in this offering, you will incur immediate and substantial dilution.

The public offering price of the Common Shares offered pursuant to this prospectus may be higher than the net tangible book value per share of our Common Shares. Therefore, if you purchase Common Shares in this offering, you will incur immediate and substantial dilution in the pro forma net tangible book value per Common Shares from the price per share that you pay for the Common Shares. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares in this offering. You may experience future dilution as a result of future equity offerings. To raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for our Common Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Common Shares, or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. We also expect to continue to utilize equity-based compensation. To the extent outstanding warrants and options are exercised or we issue Common Shares, preferred shares (the “Preferred Shares”), or securities such as warrants that are convertible into, exercisable or exchangeable for, our Common Shares or Preferred Shares in the future, you may experience further dilution.

The actual number of Common Shares we will issue under the Sales Agreement, at any one time or in total, or the gross proceeds resulting from those issuances, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of Common Shares that are sold by the Agent after our delivery of a placement notice to such Sales Agent will depend on the market price of the Common Shares during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of the Common Shares during the sales period, it is not possible at this stage to predict the number of Common Shares that will or may be ultimately issued or the gross proceeds to be raised in connection with those issuances, if any.

The Common Shares offered hereby will be sold in “at the market offerings,” and investors who buy Common Shares at different times will likely pay different prices.

Investors who purchase Common Shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of Common Shares sold, and there is no minimum or maximum per share sales price. Investors may experience a decline in the value of their Common Shares as a result of share sales made at prices lower than the prices they paid.

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If we are unable to comply with the continued listing requirements of Nasdaq, then our Common Shares would be delisted from Nasdaq, which would limit investors’ ability to effect transactions in our Common Shares and subject us to additional trading restrictions.

If we fail to satisfy Nasdaq’s continued listing requirements, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of our shares and would impair the ability to sell or purchase our shares.

On July 19, 2024, Nasdaq notified the Company that it was not in compliance with Bid Price Rule, which requires the Company’s Class A ordinary shares to maintain a minimum bid price of $1.00 per share. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company had a compliance period of 180 calendar days, or until January 15, 2025, to regain compliance with the Bid Price Rule. On January 22, 2025, the Company received a written notification from Nasdaq that the Staff had granted the Company an additional 180 calendar days, or until July 14, 2025, to regain compliance with the Bid Price Rule. If at any time during the Second Compliance Period, the closing bid price of the Class A ordinary shares is at least $1.00 per share for a minimum of ten (10) consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the Bid Price Rule and the matter will be closed.

The notice from Nasdaq had no immediate effect on the listing of the Company’s Common Shares, and its Common Shares will continue to be listed on the Nasdaq Capital Market under the symbol “HOVR”. While there can be no assurance that the Company will regain compliance with the Bid Price Rule, the Company expects to cure this deficiency within the Second Compliance Period.

On August 28, 2024, the Company was notified by Nasdaq that the Company was not in compliance with the Continued Listing Standards. The Company requested a hearing before the Panel to appeal the Staff’s determination, which took place on December 12, 2024.

On January 24, 2025, the Company received a letter from the Nasdaq Office of General Counsel confirming the decision of the Panel that the Company had regained compliance with the Continued Listing standards by demonstrating compliance with the Equity Standard and that the matter is closed. Pursuant to Nasdaq Listing Rule 5815(d)(4)(B), the Company will be subject to a panel monitor for a period of one year from the date of the letter.

In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our shares to become listed again, stabilize the market price or improve the liquidity of our shares, prevent our shares from dropping below Nasdaq’s minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Common Shares are “penny stock” which will require brokers trading in the Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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The price of our Common Shares is volatile, which may cause investment losses for our stockholders.

The market price of our Common Shares has been and is likely in the future to be volatile. Our Common Share price may fluctuate in response to factors such as:

●	Announcements by us regarding liquidity, significant acquisitions, equity investments and divestitures, strategic relationships, addition or loss of significant customers and contracts, capital expenditure commitments and litigation;

●	Issuance of convertible or equity securities and related warrants for general or merger and acquisition purposes;

●	Issuance or repayment of debt, accounts payable or convertible debt for general or merger and acquisition purposes;

●	Sale of a significant number of Common Shares by our shareholders;

●	General market and economic conditions;

●	Quarterly variations in our operating results;

●	Investor and public relation activities;

●	Announcements of technological innovations;

●	New product introductions by us or our competitors;

●	Competitive activities;

●	Low liquidity; and

●	Additions or departures of key personnel.

These broad market and industry factors may have a material adverse effect on the market price of our Common Shares, regardless of our actual operating performance. These factors could have a material adverse effect on our business, financial condition, and results of operations.

Our Common Shares are thinly traded; therefore, our share price may fluctuate more than the stock market as a whole and it may be difficult to sell large numbers of our shares at prevailing trading prices.

As a result of the thin trading market for our Common Shares, our share price may fluctuate significantly more than the stock market as a whole or the stock prices of similar companies. Without a larger public float, our Common Shares will be less liquid than the shares of companies with broader public ownership, and as a result, it may be difficult for investors to sell the number of shares they desire at an acceptable price. Trading of a relatively small volume of our Common Shares may have a greater effect on the trading price than would be the case if our public float were larger. Accordingly, we cannot assure you of the likelihood that an active trading market for our Common Shares will develop or be maintained, your ability to sell your Common Shares when desired or the prices that you may obtain for your shares.

The sale of a significant number of our Common Shares could depress the price of our Common Shares.

As of February 14, 2025, we had 31,230,914 Common Shares issued and outstanding. As of February 14, 2025, there were options outstanding for the purchase of 2,205,227 Common Shares, 335,000 PSUs, 2,670,909 Common Shares reserved for issuance under the 2023 Equity Incentive Plan, Public Warrants for the purchase of 11,500,000 Common Shares, Placement Warrants for the purchase of 565,375 Common Shares, Common Warrants for the purchase of 3,210,000 Common Shares, and 1,000,000 Common Shares issuable upon the conversion of Preferred Shares. All of the foregoing shares could potentially dilute future earnings per share.

A significant number of Common Shares are held by our principal shareholders, other company insiders and other large shareholders. As “affiliates,” as defined under Rule 144 under the Securities Act, our principal shareholders, other of our insiders and other large shareholders may only sell their Common Shares in the public market pursuant to an effective registration statement or in compliance with Rule 144.

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Raising additional capital, including as a result of this offering, may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our product candidates.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings and debt financings. We do not currently have any committed external source of funds. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a holder of Common Shares. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure.

We have broad discretion as to the use of proceeds from this offering and may not use the proceeds effectively.

We cannot specify with certainty how we will use the net proceeds that we receive from this offering. Our management has broad discretion in the application of the net proceeds, and we may use these proceeds in ways with which you may disagree or for purposes other than those contemplated at the time of the offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Future capital raises or other issuances of equity or debt securities may dilute our existing shareholders’ ownership and/or have other adverse effects on our operations.

Pursuant to our Articles, we are authorized to issue an unlimited number of Common Shares. Subject to compliance with applicable stock exchange listing rules, our board of directors has the ability to issue additional Common Shares in the future for such consideration as the board of directors may consider sufficient. The issuance of any additional shares could, among other things, result in substantial dilution of the percentage ownership of our shareholders at the time of issuance, result in substantial dilution of our earnings per share and adversely affect the prevailing market price for our Common Shares.

Pursuant to our Articles, we are also authorized to issue an unlimited number of Preferred Shares, of which 4,500 preferred shares have been designated as our Series A Preferred Shares, which are convertible into Common Shares. Such Series A Preferred Shares are senior to our Common Shares in terms of dividend priority and liquidation preference. Any Preferred Shares that we issue in the future may rank ahead of our Common Shares in terms of dividend priority or liquidation preference and may have greater voting rights than our Common Shares. In addition, such Preferred Shares may contain provisions allowing those shares to be converted into Common Shares, which could dilute the value of our Common Shares to current shareholders and could adversely affect the market price, if any, of our Common Shares. In addition, the Preferred Shares could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

In the future, we may also attempt to increase our capital resources by offering debt securities. These debt securities would have rights senior to those of our Common Shares and the terms of the debt securities issued could impose significant restrictions on our operations, including liens on our assets.

Because our decision to issue securities or incur debt in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your shares and diluting your interest in us.

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There is substantial doubt relating to our ability to continue as a going concern.

We have recurring net losses, which have resulted in an accumulated deficit of $14.7 million as of May 31, 2024. At May 31, 2024, we had cash and cash equivalents of $1.8 million. We have concluded that these factors raise substantial doubt about our ability to continue as a going concern for one year from the issuance of the May 31, 2024 financial statements. We will continue to seek to raise additional working capital through public equity, private equity or debt financings. If we fail to raise additional working capital, or do so on commercially unfavorable terms, it would materially and adversely affect our business, prospects, financial condition and results of operations, and we may be unable to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, if at all.

If our company were to dissolve or wind-up operations, holders of our Common Shares would not receive a liquidation preference.

If we were to wind up or dissolve our company and liquidate and distribute our assets, our Common Shares would share in our assets only after we satisfy any amounts we owe to our creditors and preferred equity holders, including the holders of our Series A Preferred Shares. If our liquidation or dissolution were attributable to our inability to profitably operate our business, then it is likely that we would have material liabilities at the time of liquidation or dissolution. Accordingly, it is very unlikely that sufficient assets will remain available after the payment of our creditors and preferred equity holders to enable holders of Common Shares to receive any liquidation distribution with respect to any Common Shares.

This offering may cause the trading price of our Common Shares to decrease.

The price per share and the number of Common Shares we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Common Shares. This decrease may continue after the completion of this offering.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our Common Shares. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Shares will be your sole source of gain for the foreseeable future.

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USE OF PROCEEDS

We may offer and sell Common Shares having aggregate net proceeds of up to $10.6 million from time to time pursuant to the Sales Agreement. The amount of proceeds we receive, if any, will depend on the actual number of Common Shares sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement.

We currently intend to use the net proceeds, if any, from the sale of the Common Shares offered hereby for aircraft development and general corporate and working capital purposes. Pending the use of the net proceeds, we expect to invest the proceeds in interest-bearing, investment-grade securities, certificates of deposit or government securities.

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DILUTION

If you invest in our Common Shares in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our Common Shares and the as adjusted net tangible book value per share of our Common Shares after this offering. Our net tangible book value as of November 30, 2024, was approximately $0.9 million, or $0.04 per Common Share. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of our outstanding Common Shares. Based on 24,574,247 Common Shares outstanding as of November 30, 2024, our pro forma net tangible book value as of November 30, 2024 was $0.26 per share.

After giving effect to the sale of Common Shares in this offering at the assumed offering price of $0.58 per share, the last reported sale price of our Common Shares on Nasdaq on February 13, 2025, and after deducting the estimated sales agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of November 30, 2024 would have been approximately $11.5 million, or $0.26 per share. This represents an immediate increase in as adjusted net tangible book value of $0.22 per share to our existing shareholders, and an immediate dilution of $0.32 per share to new investors purchasing securities in this offering at the final public offering price.

The following table illustrates this dilution on a per share basis:

Public offering price		$0.58
Net tangible book value per share as of November 30, 2024	$0.04
Increase per share attributable to new investors	$0.22
Pro forma net tangible book value per share as of November 30, 2024 after this offering		$0.26
Dilution per share to new investors		$0.32

The foregoing discussion and table do not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options, convertible preferred shares and warrants.

The discussion and table above are based on 24,574,247 Common Shares outstanding as of November 30, 2024, and does not include:

●	4,412,225 Common Shares reserved for issuance under the 2023 Equity Incentive Plan;

●	865,230 Common Shares issuable upon the exercise of options outstanding as of November 30, 2024, at a weighted average exercise price of $0.56 per share;

●	14,443,305 Common Shares issuable upon the exercise of Public Warrants and Placement Warrants to purchase up to 14,443,305 Common Shares;

●	5,700,000 Common Shares issuable upon the exercise of Common Warrants to purchase up to 5,700,000 Common Shares at an exercise price of $0.75 per share; and

●	10,000,000 Common Shares issuable upon the conversion of 4,500 Series A Preferred Shares.

To the extent that our outstanding options or warrants are exercised, new options are issued under our 2023 Equity Incentive Plan, or additional Common Shares are issued in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

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PLAN OF DISTRIBUTION

We have entered into a Capital on DemandTM Sales Agreement with the Sales Agent under which we may offer and sell Common Shares from time to time to or through the Sales Agent acting as agent or principal. However, due to the offering limitations applicable to us under General Instruction I.B.6. of Form S-3 and our public float as of the date of this prospectus, and in accordance with the terms of the Sales Agreement, we are offering shares of our Common Shares having an aggregate gross sales price of up to $11,000,000 pursuant to this prospectus. If our public float increases such that we may sell additional amounts under the Sales Agreement and the registration statement of which this prospectus is a part, we will file another prospectus prior to making additional sales.

Sales of Common Shares, if any, under this prospectus and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell Common Shares under the Sales Agreement, we will notify Sales Agent of the dollar value or number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of such notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell Common Shares are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Sales Agent is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our Common Shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission equal up to 3.0% of the aggregate gross proceeds we receive from each sale of our Common Shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Sales Agent for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount of up to $75,000, in addition to certain ongoing disbursements of its legal counsel incurred in connection with the Sales Agent’s ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $5,000 per calendar quarter. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $65,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The Sales Agent will provide written confirmation to us before the open on the Nasdaq on the day following each day on which Common Shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

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In connection with the sale of Common Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

This offering of our Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Common Shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and the Sales Agent may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus and the accompanying base prospectus form a part. See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference”.

The Sales Agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Sales Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Sales Agent may at any time hold long or short positions in such securities.

This prospectus and the accompanying base prospectus in electronic format may be made available on a website maintained by the Sales Agent, and the Sales Agent may distribute the prospectus and the accompanying base prospectus electronically.

The Transfer Agent and Registrar for our Common Shares is Continental Stock Transfer & Trust Company, and its address is 1 State Street, 30th Floor, New York, New York 10004.

Our Common Shares are listed on the Nasdaq under the symbol “HOVR.”

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LEGAL MATTERS

The validity of the Common Shares offered by this prospectus has been passed upon for us by Gowling WLG (Canada) LLP. Certain matters regarding certain U.S. federal securities laws and material United States federal income tax consequences of the offering have been passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, DC. Certain legal matters relating to this offering will be passed upon for JonesTrading Institutional Services LLC by Duane Morris LLP, New York, NY.

EXPERTS

The financial statements of New Horizon Aircraft Ltd. as of May 31, 2024 and for the year ended May 31, 2024, included or incorporated by reference in this prospectus and registration statement have been audited by MNP LLP, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion, and included in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit from this prospectus and the accompanying base prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus and the accompanying base prospectus, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus and the accompanying base prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. All such reports and other information are available to the public through the SEC’s website at http://www.sec.gov.

We also maintain a website where you can obtain information about us at www.horizonaircraft.com. Our website includes our annual, quarterly and current reports, together with any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. The information contained on our website is not part of this prospectus, and you should not consider it to be part of this document.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and accompanying base prospectus, and information that we file later with the SEC will automatically update and supersede this information. Because we are incorporating by reference future filings with the SEC, this prospectus and the accompanying base prospectus are continually updated, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and the accompanying base prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, the accompanying base prospectus or in any document previously incorporated by reference have been modified or superseded. Our periodic reports are filed with the SEC under SEC File No. 001-41607.

We hereby incorporate by reference the following documents:

●	our Annual Report on Form 10-K for the year ended May 31, 2024, filed with the SEC on August 15, 2024;

●	our Quarterly Reports on Form 10-Q for the quarter ended August 31, 2024, and November 30, 2024, filed with the SEC on October 10, 2024 and January 14, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on August 20, 2024, September 4, 2024, September 5, 2024, October 17, 2024, November 7, 2024, December 20, 2024, January 13, 2025, and January 27, 2025, in each case only to the extent filed and not furnished; and

●	the description of our securities contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the SEC on August 15, 2024.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, none of the information that we may furnish to the SEC under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Investor Relations
New Horizon Aircraft Ltd.
3187 Highway 35
Lindsay, Ontario, K9V 4R1
(613) 866-1935
IR@horizonaircraft.com

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New Horizon Aircraft Ltd.

Up to $11,000,000

Common Shares

__________________

PROSPECTUS

___________________

                 , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities will be borne by the registrant. The following expenses, with the exception of the SEC registration fee, are estimates (000’s):

SEC registration fee	$11,483
FINRA filing fee		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing and engraving costs		(1)
Trustee fees and expenses		(1)
Transfer agent and registrar fees and expenses		(1)
Miscellaneous		(1)
Total	$11,483

(1)	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

We are governed by the Business Corporations Act (British Columbia), or BCBCA. Under the BCBCA, and our Articles, we may (or must, in the case of our Articles) indemnify all eligible parties against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with us on the terms of indemnity contained in our Articles.

For the purposes of such an indemnification:

“eligible party,” in relation to us, means an individual who

●	is or was our director or officer;

●	is or was a director or officer of another corporation

●	at a time when the corporation is or was our affiliate, or

●	at our request; or

●	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity and includes the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, us or an associated corporation:

●	is or may be joined as a party, or

●	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of our Articles noted above, we must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our Articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our Articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of us or the associated corporation, as the case may be; or

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of us or by or on behalf of an associated corporation, we must not do either of the following:

●	indemnify the eligible party in respect of the proceeding; or

●	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or our Articles, on the application of us or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

●	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

●	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

●	make any other order the court considers appropriate.

The BCBCA and our Articles authorize us to purchase and maintain insurance for the benefit of an eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, us, our current or former affiliate or a corporation, partnership, trust, joint venture or other unincorporated entity at our request.

In addition, we have entered into separate indemnity agreements with each of our directors and officers pursuant to which we agree to indemnify and hold harmless our directors and officers against any and all liability, loss, damage, cost or expense arising from or by reason of such director or officer holding such role in accordance with the terms and conditions of the BCBCA and our Articles.

Item 16. Exhibits

Exhibit No.	Description
1.1**	Form of Underwriting Agreement for the securities offered hereby
1.2*	Sales Agreement, by and among the Registrant and JonesTrading Institutional Services LLC.
2.1†	Business Combination Agreement, dated August 15, 2023, by and among Pono Capital Three, Inc., Pono Three Merger Acquisitions Corp., and Robinson Aircraft, Ltd. d/b/a Horizon Aircraft (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on August 15, 2023).
4.1	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, filed by Pono Capital Three, Inc. on November 10, 2022).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1, filed by Pono Capital Three, Inc. on November 10, 2022).
4.3	Form of First Shortfall Warrant (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A, filed by New Horizon Aircraft Ltd. on April 8, 2024).
4.4	Form of Warrant (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1/A, filed by New Horizon Aircraft Ltd. on August 15, 2024).
4.5	Form of Warrant Amendment (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by New Horizon Aircraft Ltd. on September 5, 2024).
4.6	Description of Securities (incorporated herein by reference to Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2024 filed with the SEC on August 15, 2024.)
4.7**	Specimen Preferred Share Certificate
4.8*	Form of Indenture
4.9**	Form of Debt Security
4.10**	Form of Warrant Agreement
4.11**	Form of Warrant Certificate
4.12**	Form of Rights Agreement
4.13**	Form of Rights Certificate
4.14**	Form of Unit Agreement
5.1*	Opinion of Gowling WLG (Canada) LLP
5.2*	Opinion of Nelson Mullins Riley & Scarborough LLP
23.1*	Consent of MNP LLP, independent registered public accounting firm
23.2*	Consent of Gowling WLG (Canada) LLP (included in Exhibit 5.1)
23.3*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (included on the signature page of this registration statement)
25.1+	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee, as Trustee under the Indenture
107*	Filing Fees

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of registered securities.
+	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 (the “TIA”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the TIA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada on February 14, 2025.

NEW HORIZON AIRCRAFT LTD.

By:	/s/ E. Brandon Robinson
Name:	E. Brandon Robinson
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Brandon Robinson, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 14th day of February, 2025.

Signature	Title

/s/ E. Brandon Robinson	Chief Executive Officer and Director
E. Brandon Robinson	(Principal Executive Officer)

/s/ Brian Merker	Chief Financial Officer
Brian Merker	(Principal Financial and Accounting Officer)

/s/ Jason O’Neill	Chief Operating Officer and Director
Jason O’Neill

/s/ Trisha Nomura	Director
Trisha Nomura

/s/ John Maris	Director
John Maris

/s/ John Pinsent	Director
John Pinsent

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of New Horizon Aircraft, Ltd., has signed this registration statement on February 14, 2025.

Authorized United States Representative

/s/ E. Brandon Robinson
Name:	E. Brandon Robinson
Title:	Chief Executive Officer